As filed with the Securities and Exchange Commission on April 30, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kolibri Global Energy Inc.

(Exact name of registrant as specified in its charter)

British Columbia	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

925 Broadbeck Drive, Suite 220

Thousand Oaks, California 91320

(Address of Principal Executive Offices) (Zip Code)

Kolibri Global Energy Inc. Restricted Share Unit Plan

(Full title of the plans)

Gary Johnson

925 Broadbeck Drive, Suite 220

Thousand Oaks, California 91320

(Name and address of agent for service)

(805) 484-3613

(Telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq. Alla Digilova, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 Tel. (212) 659-7300 Fax (212) 884-8234	Jason Sutherland DuMoulin Black LLP 15th Floor 1111 West Hastings Street Vancouver, British Columbia Canada V6E 2J3 Tel. (604) 602-6822

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Kolibri Global Energy Inc. (the “Company”) in connection with the registration of (i) 497,058 common shares, no par value (“Common Shares”) of Kolibri Global Energy Inc. (the “Company” or the “Registrant”), issuable upon exercise of awards previously granted under the Kolibri Global Energy Inc. Restricted Share Unit Plan (as amended, the “Plan”), and (ii) up to 1,172,349 additional Common Shares issuable pursuant to, or upon exercise of, awards that may be granted under the Plan.

This Registration Statement includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act’). The reoffer prospectus may be used for the reoffer and resale of Common Shares on a continuous or delayed basis that may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act, and the rules and regulations promulgated thereunder, that were issued to certain of our executive officers, employees, consultants and directors identified in the reoffer prospectus. The number of Common Shares included in the reoffer prospectus represents Common Shares issuable to the Selling Shareholders pursuant to restricted stock awards and restricted stock units that have been or will be granted to the Selling Shareholders identified herein under the Plan and does not necessarily represent a present intention to sell any or all such Common Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the “Commission”), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Shares pursuant to the Plan. The documents containing this information will be sent or given to eligible participants as specified in Rule 428(b)(1) of the Securities Act. Such documents are not being filed by the Company with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

497,058 COMMON SHARES

KOLIBRI GLOBAL ENERGY INC.

This prospectus relates to the reoffer and resale from time to time of up to 497,058 common shares, no par value (“Common Shares”), of Kolibri Global Energy Inc., a British Columbia, Canada corporation (the “Company”), by certain Selling Shareholders named herein.

The Selling Shareholders may offer and sell the shares described in this prospectus in a number of different ways and at varying prices. The Selling Shareholders may sell any, all or none of such shares and we do not know when or in what amount the Selling Shareholders may sell such shares. The inclusion of such shares in this prospectus does not necessarily represent a present intention by the Selling Shareholders to sell any or all such shares.

We will not receive any of the proceeds from the offering or sale of such shares by the Selling Shareholders.

Our Common Shares are traded on the Nasdaq Capital Market under the symbol “KGEI.” On April 29, 2026, the closing price for our Common Shares as reported by the Nasdaq Capital Market was $5.80.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” beginning on page 2 of this prospectus and in any similar section included in the documents incorporated by reference in this prospectus to read about factors you should consider before investing in our securities.

We are a “emerging growth company” under the federal securities laws and, as such, are subject to reduced public company disclosure standards for this prospectus and future filings. See the section entitled “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

The Securities and Exchange Commission (the “Commission”) may take the view that, under certain circumstances, the Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2026.

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses that we have prepared. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Shareholders may offer to sell, and seek offers to buy, shares of our Common Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is current only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Common Shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

PROSPECTUS SUMMARY

The following summary highlights certain information in this prospectus and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. This summary does not contain all of the information that may be important to you. You should read and carefully consider the following summary together with the entire prospectus, especially the “Risk Factors” section of this prospectus and our financial statements and the notes thereto and the other information incorporated by reference into this prospectus before deciding to invest in our Common Shares. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections of this prospectus. See “Cautionary Note Regarding Forward-Looking Statements”.

Overview

 Kolibri is an international energy corporation focused on finding and exploiting energy projects in oil, gas and clean and sustainable energy. Through various subsidiaries, the Company owns and operates energy properties in the United States. The Company continues to utilize its technical and operational expertise to identify and acquire additional projects.

The Company’s business activities include finding and exploiting energy projects in oil and gas. In the United States, the Company continues to develop its Caney Shale oil acreage in the Tishomingo Field in the Ardmore Basin, Oklahoma, U.S.A. The Company utilizes its technical and operational expertise with a goal to identify and acquire additional projects. All of the Company’s current production is from the Tishomingo Field.

Implications of Being an Emerging Growth Company

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.235 billion in annual revenues; (ii) the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates; (iii) the issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and (iv) the last day of the fiscal year ending after the fifth anniversary of our first sale of common equity securities pursuant to a U.S. registration.

As an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other publicly traded entities that are not emerging growth companies. These exemptions include: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended; (ii) not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements; and (iii) the option to take advantage of an extended transition period for complying with new or revised financial accounting standards. As a foreign private issuer, we are already exempt from certain requirements from which emerging growth companies are also exempt, including the requirements to hold shareholder advisory votes on executive compensation matters and certain executive compensation disclosure obligations.

Company Information

The Company was originally incorporated as “BNK Petroleum Inc.” under the Business Corporations Act (British Columbia) on May 26, 2008 and changed its name to “Kolibri Global Energy Inc.” on November 10, 2020. The registered and records office of the Company is located at 10th Floor, 595 Howe Street, Vancouver, British Columbia, V6C 2T5, and its head office is located at 925 Broadbeck Drive, Suite 220, Thousand Oaks, California, 91320, U.S. Our website address is www.kolibrienergy.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus.

About This Offering

This offering relates to the resale by the Selling Shareholders of up to 497,058 Common Shares. The Selling Shareholders have acquired or will acquire such shares pursuant to grants made pursuant to the Plan.

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RISK FACTORS

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider all of the information set forth in this reoffer prospectus, including our financial statements and notes thereto and the other information incorporated by reference into this reoffer prospectus, and the risk factors set forth in the Company’s Annual Information Form filed as Exhibit 99.1 to the Company’s Annual Report on Form 40-F (the “AIF”), filed with the SEC on March 19, 2026, before you decide to purchase our securities. If any of these risks actually occur, our business, financial conditions, results of operations and prospects could be materially adversely affected, the value of our securities could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information included or incorporated by reference in this prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding Kolibri Global Energy Inc. and its business. Forward-looking statements are those that predict or describe future events, do not relate solely to historical matters and include statements regarding management’s beliefs, estimates, projections, and assumptions with respect to, among other things, our future operations, business plans and strategies, as well as industry and market conditions, all of which are subject to change at any time without notice. Words such as “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional auxiliary verbs such as “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Risks, uncertainties, contingencies, and developments, including those discussed in “Management’s Discussion and Analysis” and those identified in “Risk Factors” in the AIF, could cause our future operating results to differ materially from those set forth in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. We disclaim any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

USE OF PROCEEDS

The Common Shares offered hereby are being registered for the account of the Selling Shareholders identified in this prospectus. See the section entitled “Selling Shareholders” below. All net proceeds from the sale of the Common Shares will go to the shareholders who offer and sell their shares. We will not receive any part of the proceeds from such Common Shares.

SELLING SHAREHOLDERS

This prospectus relates to the reoffer and resale from time to time of up to 497,058 Common Shares issued to the Selling Shareholders, or underlying equity awards issued to the Selling Shareholders, under our Plan. The Selling Shareholders may sell any, all or none of such shares and we do not know when or in what amount the Selling Shareholders may sell such shares. The inclusion of such shares in the table below does not necessarily represent a present intention by the Selling Shareholders to sell any or all such shares. However, for the purposes of the table below, we have assumed that, after the completion of this offering, all Common Shares covered by this prospectus have been sold.

The number of shares to be sold by any Selling Shareholder under this prospectus also may be increased or decreased by a prospectus supplement. Although a person’s name is included in the table below, neither that person nor we are making an admission that the named person is our “affiliate.”

The following table sets forth (i) the number of Common Shares beneficially owned by each Selling Shareholder as of April 30, 2026, (ii) the number of shares to be offered for resale by each Selling Shareholder and (iii) the number and percentage of Common Shares that each Selling Shareholder will beneficially own after completion of the offering, assuming that all Common Shares that may be offered for resale are sold and no other Common Shares beneficially owned by the Selling Shareholders also are sold.

2

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and is generally determined by voting power and/or investment power with respect to securities. Unless otherwise noted, all Common Shares listed below are owned of record by each individual named as beneficial owner and such individual has sole voting and dispositive power with respect to the Common Shares owned by each of them. Such person or entity’s percentage of ownership is determined by assuming that (i) any options or convertible securities held by such person which are exercisable within 60 days from the date hereof have been exercised or converted as the case may be and (ii) that any RSUs registered hereby are exercisable within 60 days from the date hereof have been exercised. Unless otherwise indicated, the address for each of the Selling Shareholders named below is c/o Kolibri Global Energy Inc., 925 Broadbeck Drive, Suite 220, Thousand Oaks, California 91320.

Selling Stockholder	Position With Company	Shares of Common Stock Beneficially Owned Prior to this Offering (2)	Percentage of Common Stock Owned Prior to This Offering (1)(2)	Shares of Common Stock Offered for Resale in this Offering (3)(4)	Shares of Common Stock Beneficially Owned After this Offering (2)	Percentage of Common Stock Owned After This Offering (1)(2)
Wolf Regener (5)	President and Chief Executive Officer	600,705	1.69%	159,233	441,472	1.24%
Gary Johnson (6)	Chief Financial Officer	135,943	*	65,217	70,726	*
Dan Simpson (7)	Employee	76,287	*	68,000	8,287	*
Evan Templeton (8)	Chairman of the Board	45,335	*	20,652	24,683	*
David Neuhauser (9)	Director	5,788,301	16.30%	20,652	5,767,649	16.24%
Leslie O’Connor (10)	Director	37,207	*	20,652	16,555	*
Douglas C. Urch (11)	Director	37,492	*	20,652	16,840	*
Allan Hemmy (12)	Employee	60,000	*	60,000	0	*
Barbara Fox (13)	Employee	5,000	*	5,000	0	*
Katie Peterson (14)	Employee	7,000	*	7,000	0	*
Lupita Isaac (15)	Employee	8,000	*	8,000	0	*
Steve Raunsbak (16)	Employee	19,000	*	19,000	0	*
Johnny Dewbery (17)	Consultant	23,000	*	23,000	0	*

*	denotes less than 1%.

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(1)	calculated based on 35,515,784 Common Shares outstanding as of April 30, 2026

(2)	Under Rule 13d-3 of the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of such security; and (ii) investment power, which includes the power to dispose or direct the disposition of such security. Certain Common Shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, Common Shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of Common Shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding Common Shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of Common Shares actually outstanding as of the date hereof.

(3)	These are designated as “restricted securities” as such term is defined in General Instruction C to Form S-8.

(4)	Includes Common Shares underlying restricted share awards irrespective of whether such restricted share awards will vest more than 60 days after the date hereof.

(5)	Represents (i) 441,472 Common Shares, and (ii) 159,233 Common Shares underlying RSUs issued under the Plan held by Wolf Regener, the Company’s President and Chief Executive Officer.

(6)	Represents (i) 70,726 Common Shares, and (ii) 65,217 Common Shares underlying RSUs issued under the Plan held by Gary Johnson, the Company’s Chief Financial Officer.

(7)	Represents (i) 8,287 Common Shares, and (ii) 68,000 Common Shares underlying RSUs issued under the Plan held by Dan Simpson.

(8)	Represents (i) 24,683 Common Shares, and (ii) 20,652 Common Shares underlying RSUs issued under the Plan held by Evan Templeton, the Company’s Chairman of the Board.

(9)	Represents (i) 5,767,649 Common Shares held by Livermore Partners LLC (“Livermore Partners”), and (ii) 20,652 Common Shares underlying RSUs issued under the Plan held by David Neuhauser, a director of the Company. David Neuhauser has voting and dispositive control with respect to the securities held by Livermore Partners. As such, David Neuhauser may be deemed to be the beneficial owner (as determined under Section 13(d) of the Exchange Act) of the securities held by Livermore Partners.

(10)	Represents (i) 16,555 Common Shares, and (ii) 20,652 Common Shares underlying RSUs issued under the Plan held by Leslie O’Connor, a director of the Company.

(11)	Represents (i) 16,840 Common Shares, and (ii) 20,652 Common Shares underlying RSUs issued under the Plan held by Douglas C. Urch, a director of the Company.

(12)	Represents 60,000 Common Shares underlying RSUs issued under the Plan held by Allan Hemmy.

(13)	Represents 5,000 Common Shares underlying RSUs issued under the Plan held by Barbara Fox.

(14)	Represents 7,000 Common Shares underlying RSUs issued under the Plan held by Katie Peterson.

(15)	Represents 8,000 Common Shares underlying RSUs issued under the Plan held by Lupita Isaac.

(16)	Represents 19,000 Common Shares underlying RSUs issued under the Plan held by Steve Raunsbak.

(17)	Represents 23,000 Common Shares underlying RSUs issued under the Plan held by Johnny Dewbery.

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PLAN OF DISTRIBUTION

In this section of the reoffer prospectus, the term “Selling Shareholder” means and includes:

●	the persons identified in the table above as the Selling Shareholders; and

●	any of the donees, pledgees, distributees, transferees or other successors in interest of those persons referenced above who may: (a) receive any of the Common Shares offered hereby after the date of this reoffer prospectus and (b) offer or sell those shares hereunder.

The Common Shares offered by this reoffer prospectus may be sold from time to time directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer such shares through underwriters, brokers, dealers, agents or other intermediaries. The Selling Shareholders as of the date of this reoffer prospectus have advised us that there were no underwriting or distribution arrangements entered into with respect to the Common Shares offered hereby. The distribution of the Common Shares by the Selling Shareholders may be effected: in one or more transactions that may take place on the Nasdaq Capital Market (including one or more block transaction) through customary brokerage channels, either through brokers acting as agents for the Selling Shareholders, or through market makers, dealers or underwriters acting as principals who may resell these shares on the Nasdaq Capital Market; in privately-negotiated sales; by a combination of such methods; or by other means. These transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at other negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholders in connection with sales of our Common Shares.

The Selling Shareholders may enter into hedging transactions with broker-dealers in connection with distributions of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the Common Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders also may sell shares short and redeliver the shares to close out such short positions. The Selling Shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of Common Shares. The broker-dealer may then resell or otherwise transfer such Common Shares pursuant to this reoffer prospectus.

The Selling Shareholders also may lend or pledge Common Shares to a broker-dealer. The broker-dealer may sell the Common Shares so lent, or upon a default the broker-dealer may sell the pledged Common Shares pursuant to this reoffer prospectus. Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

The Selling Shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of Common Shares of the Selling Shareholders.

Although the Common Shares covered by this reoffer prospectus are not currently being underwritten, the Selling Shareholders or their underwriters, brokers, dealers or other agents or other intermediaries, if any, that may participate with the Selling Shareholders in any offering or distribution of Common Shares may be deemed “underwriters” within the meaning of the Securities Act and any profits realized or commissions received by them may be deemed underwriting compensation thereunder.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of shares of the Common Shares offered hereby may not simultaneously engage in market making activities with respect to the Common Shares for a period of up to five days preceding such distribution. The Selling Shareholders will be subject to the applicable provisions of the Exchange Act and the rules and regulations promulgated thereunder, including without limitation Regulation M, which provisions may limit the timing of purchases and sales by the Selling Shareholders.

In order to comply with certain state securities or blue sky laws and regulations, if applicable, Common Shares offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Common Shares may not be sold unless they are registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

We will bear all costs, expenses and fees in connection with the registration of the Common Shares offered hereby. However, the Selling Shareholders will bear any brokerage or underwriting commissions and similar selling expenses, if any, attributable to the sale of the Common Shares offered pursuant to this reoffer prospectus. We have agreed to indemnify certain of the Selling Shareholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments to which any of those security holders may be required to make in respect thereof.

There can be no assurance that the Selling Shareholders will sell any or all of the securities offered by them hereby.

5

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon on behalf of the Company by DuMoulin Black LLP.

EXPERTS

The consolidated financial statements of Kolibri Global Energy Inc. as of December 31, 2025 and 2024 and for the years then ended incorporated by reference into this prospectus and in the registration statement, have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The technical and scientific information incorporated by reference in this prospectus relating to Oil and gas reserves estimates was derived from NI 51-101 Report on Reserves Data prepared by, and has been incorporated by reference upon the authority of, Netherland, Sewell & Associates, Inc.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Exchange Act and will file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are also available to you on the Commission’s website at http://www.sec.gov. We maintain a website at www.kolibrienergy.com at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. The information contained in, or that can be accessed through, our website is not part of this prospectus.

The Company is subject to the information requirements of the U.S. Exchange Act and applicable Canadian securities legislation, and in accordance therewith, files reports and other information with the SEC and with the securities regulators in Canada. Under MJDS adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company’s officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company is not required to publish financial statements as promptly as U.S. companies.

You may read and download some of the documents the Company has filed with the SEC’s EDGAR system at www.sec.gov. You may read and download any public document that the Company has filed with the Canadian securities regulatory authorities at www.sedarplus.ca.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” certain information we have filed or furnished with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed or furnished with the Commission. The information we incorporate by reference is considered part of this reoffer prospectus. We specifically are incorporating by reference the following documents filed or furnished with the Commission:

1.	Our Annual Report on Form 40-F for the fiscal year ended December 31, 2025, filed with the Commission on March 19, 2026; and

2.	The description of the securities included under the heading “Description of Capital Structure” in the Company’s Annual Information Form for the year ended December 31, 2025, attached to the Company’s Annual Report on 40-F as Exhibit 99.1, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this reoffer prospectus from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this reoffer prospectus.

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. This information in this document may only be accurate as of the date of this document.

Additional risks and uncertainties not presently known or that are deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our Common Shares. These purchasers will purchase our Common Shares at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

1,669,407 Common Shares

April 30, 2026

6

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” certain information we have filed or furnished with the Commission into this Registration Statement, which means that we are disclosing important information to you by referring you to other information we have filed or furnished with the Commission. The information we incorporate by reference is considered part of this Registration Statement. We specifically are incorporating by reference the following documents filed or furnished with the Commission:

1.	Our Annual Report on Form 40-F for the fiscal year ended December 31, 2025, filed with the Commission on March 19, 2026; and

2.	The description of the securities included under the heading “Description of Capital Structure” in the Company’s Annual Information Form for the year ended December 31, 2025, attached to the Company’s Annual Report on 40-F as Exhibit 99.1, including any amendment or report filed for the purpose of updating such description.

Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

We will provide without charge to each person to whom documents are being provided pursuant to Part I of this Registration Statement, upon the written or oral request of any such person, a copy of any document described above (other than exhibits). Requests for such copies should be directed to Kolibri Global Energy Inc., 925 Broadbeck Drive, Suite 220, Thousand Oaks, CA 91320, Attention: Gary Johnson, Chief Financial Officer, or by telephone at: (805) 484-3613.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

No expert or counsel named in this Registration Statement as having prepared or certified any part of this Registration Statement or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of such securities was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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Item 6. Indemnification of Directors and Officers.

The Company is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “BCBCA”).

Under Section 160 of the BCBCA, the Company may, subject to Section 163 of the BCBCA:

(a)	indemnify an individual who:

(i)	is or was a director or officer of the Company,
(ii)	is or was a director or officer of another corporation (A) at a time when the corporation is or was an affiliate of the Company; or (B) at the Company’s request, or
(iii)	at the request of the Company, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties (defined below) to which the eligible party is or may be liable; and

(b)	after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where

(i)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding,
(ii)	“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation (A) is or may be joined as a party, or (B) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding,
(iii)	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding, and
(iv)	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, the Company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that the Company must not make such payments unless the Company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

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Under Section 163 of the BCBCA, the Company must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party under Section 160(b), 161 or 162 of the BCBCA if any of the following circumstances apply:

(a)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Company was prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;
(b)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Company is prohibited from giving the indemnity or paying the expenses by its memorandum or Articles;
(c)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Company or the associated corporation, as the case may be; or
(d)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Company or by or on behalf of an associated corporation, the Company must not do either of the following: (a) indemnify the eligible party under Section 160(a) of the BCBCA in respect of the proceeding, or (b) pay the expenses of the eligible party under Section 160(b), 161 or 162 of the BCBCA in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of the Company or an eligible party, the court may do one or more of the following:

(a)	order the Company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
(b)	order the Company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
(c)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the Company;
(d)	order the Company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or
(e)	make any other order the court considers appropriate.

Section 165 of the BCBCA provides that the Company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Company or an associated corporation.

Company’s Articles

Under Part 21.2 of our Articles, and subject to the BCBCA, the Company must indemnify a director, former director or alternative director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in the Company’s Articles.

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Under Part 21.3 of the Company’s Articles, and subject to any restrictions in the BCBCA, the Company may indemnify any person.

Under Part 21.4 of the Company’s Articles, the failure of a director, alternate director or officer of the Company to comply with the BCBCA or the Company’s Articles or, if applicable, any former Companies Act (British Columbia) or former Articles, does not invalidate any indemnity to which he or she is entitled under the Company’s Articles.

Under Part 21.5 of the Company’s Articles, the Company may purchase and maintain insurance (and the Company has purchased such insurance) for the benefit of any person (or his or her heirs or legal personal representatives) who:

●	is or was a director, alternate director, officer, employee or agent of the Company;
●	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;
●	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity; or
●	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;
●	against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

We maintain insurance policies relating to certain liabilities that our directors and officers may incur in such capacity.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the United States Securities and Exchange Commission (the “Commission”) such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of exhibits is set forth under “Exhibit Index” at the end of this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Number	Description
4.1	Specimen Common Shares Certificate. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on June 5, 2024)
5.1*	Opinion of DuMoulin Black LLP.
23.1*	Consent of BDO, USA. P.C.
23.2*	Consent of DuMoulin Black LLP (included in Exhibit 5.1)
23.3*	Consent of Netherland, Sewell & Associates, Inc.
24.1*	Powers of Attorney (included on signature page of this Registration Statement).
99.1	Kolibri Global Energy Inc. Restricted Share Unit Plan (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 filed with the Commission on June 5, 2024)
107*	Filing Fee Table

* Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on the 30th day of April, 2026.

Kolibri Global Energy Inc.

By:	/s/ Gary Johnson
Name:	Gary Johnson
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Gary Johnson as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each action alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Wolf Regener	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2026
Wolf Regener

/s/ Gary Johnson	Chief Financial Officer and Vice President (Principal Financial Officer and Principal Accounting Officer)	April 30, 2026
Gary Johnson

/s/ David Neuhauser	Director	April 30, 2026
David Neuhauser

/s/ Leslie O’Connor	Director	April 30, 2026
Leslie O’Connor

/s/ Evan Templeton	Director	April 30, 2026
Evan Templeton

/s/ Douglas Urch	Director	April 30, 2026
Douglas Urch

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